    As filed with the Securities and Exchange Commission on January 10, 2002

                           Registration No. 333-73338

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     STRUCTURED ASSET SECURITIES CORPORATION
             (Exact name of registrant as specified in its charter)
           on behalf of itself and trusts with respect to which it is the settlor or depositor

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   74-2440850
                     (I.R.S. employer identification number)

                                101 Hudson Street
                          Jersey City, New Jersey 07302
                                 (201) 524-4000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  Mark L. Zusy
                     Structured Asset Securities Corporation
                                101 Hudson Street
                          Jersey City, New Jersey 07302
                                 (201) 524-4000

       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

William J. Cullen, Esq.              Scott Kimmel, Esq.                  Michael S. Gambro, Esq.
Sidley Austin Brown & Wood           Lehman Brothers Inc.                Patrick T. Quinn, Esq.
875 Third Avenue                     101 Hudson Street                   Cadwalader, Wickersham & Taft
New York, New York 10022             Jersey City, New Jersey 07302       100 Maiden Lane
(212) 906-2276                       (201) 524-2390                      New York, New York 10038
                                                                         (212) 504-6000

Richard F. Kadlick, Esq.                                                 James Cotins, Esq.
Skadden, Arps, Slate, Meagher                                            Thacher, Proffitt & Wood
  & Flom LLP                                                             11 West 42nd Street
919 Third Avenue                                                         New York, New York  10036
New York, New York  10022                                                (212) 789-1200
(212) 735-2716

                  Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

                  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

                  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest plans, please check the following box. [x]

                  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE


TITLE OF SECURITIES BEING REGISTERED        OFFERING AMOUNT           PROPOSED              PROPOSED          REGISTRATION
------------------------------------       TO BE REGISTERED(1)      MAXIMUM PRICE            MAXIMUM             FEE(3)
                                           ------------------        PER UNIT(2)            AMOUNT OF            ------
                                                                     ----------         OFFERING PRICE(2)
                                                                                        -----------------
Commercial Mortgage-Backed                   $4,000,000,000             100%             $4,000,000,000        $1,000,000
  Securities


-------------------------
(1) In addition, pursuant to Rule 429 under the Securities Act of 1933, when this Registration Statement is declared effective, any securities that remain unsold under the Registration Statement on Form S-3 (File No. 333-58562) of the Registrant will be carried forward. As of the date that this Registration Statement was filed, $1,082,951,493 of securities remained unsold under the Registration Statement on Form S-3 (File No. 333-58562) of the Registrant.

(2)      Estimated solely for the purpose of calculating the registration fee.

(3) The filing fee of $1,000,000 was previously paid in connection with the Registration Statement filed on November 14, 2001 relating to the registration of mortgage-backed securities in the aggregate amount of $4,000,000,000.

                  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                  Pursuant to Rule 429 under the Securities Act of 1933, when this Registration Statement is declared effective, each Prospectus which is part of this Registration Statement shall relate to any securities which remain unsold under the Registration Statement on Form S-3 (333-58562) of the Registrant.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

        OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ITEM 14 OF FORM S-3)

                  The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below.

Filing Fee for Registration Statement            $1,000,000.00

Legal Fees and Expenses                          1,600,000.00*

Accounting Fees and Expenses                     460,000.00*

Trustee's Fees and Expenses
(including counsel fees)                         140,000.00*

Blue Sky Fees and Expenses                       32,000.00*

Printing and Engraving Fees                      800,000.00*

Rating Agency Fees                               6,500,000.00*

Miscellaneous                                    200,000.00*

Total                                            $10,732,000.00
                                                 --------------

* Based on four offerings


         INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3)

                  The governing document(s) for each series of the securities being registered will provide that no director, officer, employee or agent of the Registrant is liable to the related trust or the related security holders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. Such governing document(s) will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal actions relating to such document(s) and the related securities.

                  Any purchase agreement pursuant to which the Registrant acquires mortgage assets for purposes of backing a series of the securities being registered, may provide under certain circumstances that each director of the Registrant, each officer of the Registrant that signed this Registration Statement or any amendment hereof, and certain controlling persons of the Registrant, are entitled to be indemnified by the seller of those mortgage assets or an affiliate against certain liabilities, including liabilities under the Securities Act of 1933, relating to those mortgage assets.

                  Any underwriters who execute an underwriting agreement with respect to any of the securities being registered will agree to indemnify the Registrant's directors, its officers who signed this

Registration Statement and its controlling persons against certain liabilities which might arise under the Securities Act of 1933 or the Securities Exchange Act of 1934 or other laws to the extent those liabilities arise in connection with the issuance of securities under this Registration Statement.

                  Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

                  Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine, upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

                  Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against such person or incurred by such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

                  The By-Laws of the Registrant provide, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of
Section 145 of the General Corporation Law of the State of Delaware, the Registrant (i) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Registrant, against expenses, judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.


                         EXHIBITS (ITEM 16 OF FORM S-3)

Exhibits--

         1.1      --        Form of Underwriting Agreement.**

         4.1      --        Form of Pooling and Servicing Agreement.*

         4.2      --        Form of Trust Indenture.**

         5.1      --        Opinion of Sidley Austin Brown & Wood with respect to legality.***

         5.2      --        Opinion of Cadwalader, Wickersham & Taft with respect to legality.***

         5.3      --        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to legality.***

         5.4      --        Opinion of Thacher Proffitt & Wood with respect to legality.***

         8.1      --        Opinion of Sidley Austin Brown & Wood with respect to certain tax matters.***

         8.2      --        Opinion of Cadwalader, Wickersham & Taft with respect to certain tax matters
                            (included as part of Exhibit 5.2).***

         8.3      --        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain tax matters (included as part of Exhibit 5.3).***

         8.4      --        Opinion of Thacher Proffitt & Wood with respect to certain tax matters (included as part of Exhibit 5.4).***

         23.1     --        Consent of Sidley Austin Brown & Wood (included as part of Exhibit 5.1 and
                            Exhibit 8.1).***

         23.2     --        Consent of Cadwalader, Wickersham & Taft (included as part of Exhibit 5.2).***

         23.3     --        Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of
                            Exhibit 5.3).***

         23.4     --        Consent of Thacher Proffitt & Wood (included as part of Exhibit 5.4).***

         24.1     --        Power of Attorney.***

         25.1     --        Statement of Eligibility of Trustee.***

         99.1     --        Form of Servicing and Administration Agreement.*

         99.2     --        Form of Deposit Trust Agreement.**

         -------------------------

         * Incorporated by reference to the Registration Statement on Form S-3 (File No. 333-49129) filed with the Commission on March 20, 1998.

         ** Incorporated by reference to Amendment No. 2 to Registration Statement on Form S-3 (File No. 33-50210) filed with the Commission on August 25, 1992.

         *** Previously filed in connection with the Registration Statement on Form S-3 filed on November 14, 2001.

                       UNDERTAKINGS (ITEM 17 OF FORM S-3)

A.    UNDERTAKINGS PURSUANT TO RULE 415

The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement), and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with of furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. UNDERTAKINGS IN RESPECT OF FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

                  The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. UNDERTAKINGS IN RESPECT OF EQUITY OFFERINGS OF NONREPORTING REGISTRANTS

                  The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D. UNDERTAKINGS IN RESPECT OF QUALIFICATION OF TRUST INDENTURES IN RELIANCE ON SECTION 305(B)(2) OF THE TRUST INDENTURE ACT OF 1939

                  The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

E. UNDERTAKINGS IN RESPECT OF REQUESTS FOR ACCELERATION OF EFFECTIVE DATE PURSUANT TO RULE 461

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 10th day of January, 2002.


                                  STRUCTURED ASSET SECURITIES CORPORATION

                                  By:         *
                                     ---------------------------------
                                     Name:  Mark L. Zusy
                                     Title: Chairman

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


SIGNATURE                                                        DATE                          TITLE
---------                                                        ----                          -----
           *                                               January 10, 2002         Chairman and Director
---------------------------------------------------                                 (principal executive officer)
Mark L. Zusy

           *                                               January 10, 2002         Director
---------------------------------------------------
James Sullivan

           *                                               January 10, 2002         Treasurer
---------------------------------------------------                                 (principal financial officer)
Ian Lowitt

           *                                               January 10, 2002         Controller
-----------------------------------------------------                               (principal accounting officer)
David Goldfarb




* Mary Pat Archer by signing her name hereto, does sign this document on behalf of each of the persons identified above for whom she is attorney-in-fact pursuant to a power of attorney duly executed by such person and previously filed with the Securities and Exchange Commission.



/s/ Mary P. Archer
-------------------------
Mary Pat Archer
Attorney-in-Fact


                                                  EXHIBIT INDEX

Page Number
         1.1      --        Form of Underwriting Agreement.**

         4.1      --        Form of Pooling and Servicing Agreement.*

         4.2      --        Form of Trust Indenture.**

         5.1      --        Opinion of Sidley Austin Brown & Wood with respect to legality.***

         5.2      --        Opinion of Cadwalader, Wickersham & Taft with respect to legality.***

         5.3      --        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to legality.***

         5.4      --        Opinion of Thacher Proffitt & Wood with respect to legality.***

         8.1      --        Opinion of Sidley Austin Brown & Wood with respect to certain tax matters.***

         8.2      --        Opinion of Cadwalader, Wickersham & Taft with respect to certain tax matters
                            (included as part of Exhibit 5.2).***

         8.3      --        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain tax matters (included as part of Exhibit 5.3).***

         8.4      --        Opinion of Thacher Proffitt & Wood with respect to certain tax matters (included as part of Exhibit 5.4).***

         23.1     --        Consent of Sidley Austin Brown & Wood (included as part of Exhibit 5.1 and
                            Exhibit 8.1).***

         23.2     --        Consent of Cadwalader, Wickersham & Taft (included as part of Exhibit 5.2).***

         23.3     --        Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of
                            Exhibit 5.3).***

         23.4     --        Consent of Thacher Proffitt & Wood (included as part of Exhibit 5.4).***

         24.1     --        Power of Attorney.***

         25.1     --        Statement of Eligibility of Trustee.***

         99.1     --        Form of Servicing and Administration Agreement.*

         99.2     --        Form of Deposit Trust Agreement.**



         -------------------------

         * Incorporated by reference to the Registration Statement on Form S-3 (File No. 333-49129) filed with the Commission on March 20, 1998.

         ** Incorporated by reference to Amendment No. 2 to the Registration Statement on Form S-3 (File No. 33-50210) filed with the Commission on August 25, 1992.

         *** Previously filed in connection with the Registration Statement on Form S-3 filed on November 14, 2001.